AMENDMENT NO. 19

TO

MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of May 24, 2019, amends the Master Investment Advisory Agreement (the “Agreement”), dated November 25, 2003, betweenAIM Counselor Series Trust (Invesco Counselor Series Trust), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to add Invesco Oppenheimer Capital Appreciation Fund, Invesco Oppenheimer Discovery Fund, Invesco Oppenheimer Equity Income Fund, Invesco Oppenheimer Master Loan Fund, Invesco Oppenheimer Real Estate Fund, Invesco Oppenheimer Senior Floating Rate Fund, Invesco Oppenheimer Senior Floating Rate Plus Fund, Invesco Oppenheimer Short Term Municipal Fund and Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund;

NOW, THEREFORE, the parties agree that:

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco American Franchise Fund	February 12, 2010

Invesco California Tax-Free Income Fund	February 12, 2010

Invesco Core Plus Bond Fund	June 2, 2009

Invesco Equally-Weighted S&P 500 Fund	February 12, 2010

Invesco Equity and Income Fund	February 12, 2010

Invesco Floating Rate Fund	April 14, 2006

Invesco Global Real Estate Income Fund	March 12, 2007

Invesco Growth and Income Fund	February 12, 2010

Invesco Low Volatility Equity Yield Fund	March 31, 2006

Invesco Oppenheimer Capital Appreciation Fund	May 24, 2019

Invesco Oppenheimer Discovery Fund	May 24, 2019

Invesco Oppenheimer Equity Income Fund	May 24, 2019

Invesco Oppenheimer Master Loan Fund	May 24, 2019

Invesco Oppenheimer Real Estate Fund	May 24, 2019

Invesco Oppenheimer Senior Floating Rate Fund	May 24, 2019

Invesco Oppenheimer Senior Floating Rate Plus Fund	May 24, 2019

Invesco Oppenheimer Short Term Municipal Fund	May 24, 2019

Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund	May 24, 2019

Invesco Pennsylvania Tax Free Income Fund	February 12, 2010

Invesco S&P 500 Index Fund	February 12, 2010

Invesco Short Duration High Yield Municipal Fund	September 30, 2015

Invesco Small Cap Discovery Fund	February 12, 2010

Invesco Strategic Real Return Fund	April 22, 2014

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Core Plus Bond Fund

Net Assets	Annual Rate
First $500 million	0.450%
Next $500 million	0.425%
Next $1.5 billion	0.400%
Next $2.5 billion	0.375%
Over $5 billion	0.350%

Invesco Floating Rate Fund

Net Assets	Annual Rate
First $500 million	0.65%
Next $4.5 billion	0.60%
Next $5 billion	0.575%
Over $10 billion	0.55%

Invesco Global Real Estate Income Fund

Net Assets	Annual Rate
First $250 million	0.75%
Next $250 million	0.74%
Next $500 million	0.73%
Next $1.5 billion	0.72%
Next $2.5 billion	0.71%
Next $2.5 billion	0.70%
Next $2.5 billion	0.69%
Amount over $10 billion	0.68%

Invesco Low Volatility Equity Yield Fund

Net Assets	Annual Rate
First $250 million	0.60%
Next $250 million	0.575%
Next $500 million	0.55%
Next $1.5 billion	0.525%
Next $2.5 billion	0.50%
Next $2.5 billion	0.475%
Next $2.5 billion	0.45%
Over $10 billion	0.425%

Invesco California Tax-Free Income Fund

Net Assets	Annual Rate
First $500 million	0.47%
Next $250 million	0.445%
Next $250 million	0.42%
Next $250 million	0.395%
Over $1.25 billion	0.37%

Invesco Equally-Weighted S&P 500 Fund

Invesco S&P 500 Index Fund

Net Assets	Annual Rate
First $2 billion	0.12%
Over $2 billion	0.10%

Invesco Equity and Income Fund

Invesco Growth and Income Fund

Net Assets	Annual Rate
First $150 million	0.50%
Next $100 million	0.45%
Next $100 million	0.40%
Over $350 million	0.35%

Invesco American Franchise Fund

Net Assets	Annual Rate
First $250 million	0.695%
Next $250 million	0.67%
Next $500 million	0.645%
Next $550 million	0.62%
Next $3.45 billion	0.60%
Next $250 million	0.595%
Next $2.25 billion	0.57%
Next $2.5 billion	0.545%
Over $10 billion	0.52%

Invesco Oppenheimer Capital Appreciation Fund*

Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $700 million	0.60%
Next $1 billion	0.58%
Next $2 billion	0.56%
Next $2 billion	0.54%
Next $2 billion	0.52%
Next $2.5 billion	0.50%
Over $11 billion	0.48%

Invesco Oppenheimer Discovery Fund*

Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $700 million	0.60%
Next $3.5 billion	0.58%
Over $5 billion	0.55%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer Equity Income Fund*

Net Assets	Annual Rate
First $400 million	0.70%
Next $400 million	0.68%
Next $400 million	0.65%
Next $400 million	0.60%
Next $400 million	0.55%
Next $3 billion	0.50%
Next $5 billion	0.45%
Over $10 billion	0.42%

Invesco Oppenheimer Master Loan Fund*

Net Assets	Annual Rate
All Assets	0.30%

Invesco Oppenheimer Real Estate Fund*

Net Assets	Annual Rate
First $500 million	0.90%
Next $500 million	0.87%
Next $4 billion	0.79%
Over $5 billion	0.75%

Invesco Oppenheimer Senior Floating Rate Fund*

Net Assets	Annual Rate
First $200 million	0.75%
Next $200 million	0.72%
Next $200 million	0.69%
Next $200 million	0.66%
Next $4.2 billion	0.60%
Next $5 billion	0.58%
Next $10 billion	0.56%
Over $20 billion	0.55%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer Senior Floating Rate Plus Fund*

Net Assets	Annual Rate
First $200 million	0.80%
Next $200 million	0.77%
Next $200 million	0.74%
Next $200 million	0.71%
Next $4.2 billion	0.65%
Over $5 billion	0.63%

Invesco Oppenheimer Short Term Municipal Fund*

Net Assets	Annual Rate
First $100 million	0.50%
Next $150 million	0.45%
Next $250 million	0.425%
Next $500 million	0.40%
Next $4 billion	0.37%
Over $5 billion	0.35%

Invesco Oppenheimer Rochester® Short Duration High Yield Municipal Fund*

Net Assets	Annual Rate
First $100 million	0.50%
Next $150 million	0.45%
Next $250 million	0.425%
Next $4.5 billion	0.40%
Next $5 billion	0.39%
Over $10 billion	0.37%

Invesco Pennsylvania Tax Free Income Fund

Net Assets	Annual Rate
First $500 million	0.50%
Over $500 million	0.40%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Small Cap Discovery Fund

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.70%

Invesco Short Duration High Yield Municipal Fund

Net Assets	Annual Rate
First $300 million	0.50%
Next $300 million	0.46%
Over $600 million	0.42%

Invesco Strategic Real Return Fund

Net Assets	Annual Rate
First $1 billion	0.40%
Next $2.5 billion	0.35%
Over $3.5 billion	0.33%”

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM COUNSELOR SERIES TRUST (INVESCO COUNSELOR SERIES TRUST)

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		(Jeffrey H. Kupor)
Senior Vice President

INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary		(Jeffrey H. Kupor)
Senior Vice President